EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of River Valley Bancorp on Form S-8 of our report, dated March 16, 2009, on our audits of the consolidated financial statements of River Valley Bancorp as of December 31, 2008 and 2007 and for each of the years then ended, which report is incorporated by reference in River Valley’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Indianapolis, Indiana
March 16, 2009